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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report: (Date of earliest event reported) July 28, 1999

                                    BTG, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

      Virginia                           000-25094                        54-1194161
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(State or other Jurisdiction          (Commission File Number)             (IRS Employer
     of incorporation)                                                 Identification No.)

3877 Fairfax Ridge Road, Fairfax, Virginia                              22030
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 (Address of Principal Executive Offices)                             (Zip Code)

     Registrant's telephone number, including area code: (703) 383-8000

                                 Not Applicable
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         (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountants.

KPMG LLP has been the principal accountants for BTG, Inc. (the "Registrant") since the fiscal year ended March 31, 1991. On July 28, 1999, KPMG LLP's appointment as principal accountants was terminated and Deloitte & Touche LLP was engaged as principal accountants. The decision to change accountants was approved by the finance and audit committee and the full board of directors of the Registrant.

During the Registrant's two most recent fiscal years ended March 31, 1999, and the subsequent interim period through July 28, 1999, there were no disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's two most recent fiscal years and the subsequent interim period through July 28, 1999.

The audit reports of KPMG LLP on the consolidated financial statements of Registrant and subsidiaries as of and for the fiscal years ended March 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP will be filed with an amended Form 8-K.

During the Registrant's two most recent fiscal years ended March 31, 1999, and the subsequent interim period through July 28, 1999, the Registrant did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BTG, Inc.


Dated:   August 4, 1999            By:   /s/ Todd A. Stottlemyer
                                         -----------------------
                                         Name:    Todd A. Stottlemyer
                                         Title:   Executive Vice President,
                                                  Chief Financial Officer